Exhibit 99.1

IBIO, INC. REPORTS ON NYSE AMERICAN NONCOMPLIANCE NOTICE AND COMPLIANCE PLAN

NEW YORK, NEW YORK, JUNE 8, 2018 — IBIO, INC. (NYSE AMERICAN: IBIO) (“IBIO” OR THE “COMPANY”) announced today that on June 6, 2018, the Company received a letter from NYSE American LLC (“NYSE American” or the “Exchange”) stating that it is not in compliance with the continued listing standards as set forth in Section 1003(a)(iii) of the NYSE American Company Guide (the “Company Guide”), which applies if a listed company has stockholders’ equity of less than $6,000,000 and has sustained losses from continuing operations and/or net losses in its five most recent fiscal years. The Exchange indicated that a review of the Company shows that it is below compliance with Section 1003(a)(iii) since it reported stockholders’ equity of $4.2 million as of March 31, 2018 and net losses in its five most recent fiscal years.

In order to maintain its listing, the Company must submit a plan of compliance by July 6, 2018 addressing how it intends to regain compliance with Section 1003(a)(iii) of the Company Guide by December 6, 2019. If the plan is accepted, the Company may be able to continue its listing but will be subject to periodic reviews by the Exchange. If the plan is not accepted or if it is accepted but the Company is not in compliance with the continued listing standards by December 6, 2019, or if the Company does not make progress consistent with the plan, the Exchange will initiate delisting procedures as appropriate.

The Company’s management is pursuing options to address the deficiency, and the Company believes it can provide the Exchange with a satisfactory plan by July 6, 2018, to show that it will be able to return to compliance with Section 1003(a)(iii) of the NYSE American Company Guide by December 6, 2019.

About iBio, Inc.

iBio, a leader in developing plant-based biopharmaceuticals, provides a range of product and process development, analytical, and manufacturing services at the large-scale development and manufacturing facility of its subsidiary iBio CDMO, LLC in Bryan, Texas.  The facility houses laboratory and pilot-scale operations, as well as large-scale automated hydroponic systems capable of growing over four million plants as “in process inventory” and delivering over 300 kilograms of therapeutic protein pharmaceutical active ingredient per year.

iBio applies its technology for the benefit of its clients and the advancement of its own product interests. The Company’s pipeline is comprised of proprietary candidates for the treatment of a range of fibrotic diseases including idiopathic pulmonary fibrosis, systemic sclerosis, and scleroderma. IBIO-CFB03, based on the Company's proprietary gene expression technology, is the Company’s lead therapeutic candidate being advanced for IND development.

Further information is available at:  www.ibioinc.com

Cautionary Statement Regarding Forward Looking Statements

This release may contain “forward-looking statements” that are within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified by certain words or phrases such as “may”, “will”, “aim”, “will likely result”, “believe”, “expect”, “will continue”, “anticipate”, “estimate”, “intend”, “plan”, “contemplate”, “seek to”, “future”, “objective”, “goal”, “project”, “should”, “will pursue” and similar expressions or variations of such expressions. These forward-looking statements reflect the Company's current expectations about its future plans and performance. These forward-looking statements rely on a number of assumptions and estimates which could be inaccurate and which are subject to risks and uncertainties. Actual results could vary materially from those anticipated or expressed in any forward-looking statement made by the Company. Please refer to the preliminary prospectus supplement, the accompanying prospectus, and the Company’s most recent Forms 10-Q and 10-K and subsequent filings with the SEC for a further discussion of these risks and uncertainties. The Company disclaims any obligation or intent to update the forward-looking statements in order to reflect events or circumstances after the date of this release.

Contact:

ICR, Inc.
Stephanie Carrington
Tel. +1 646-277-1282
stephanie.carrington@icrinc.com